                                                                     EXHIBIT 8.1


                                  law offices
                        Silver, Freedman & Taff, L.L.P.
      a limited liability partnership including professional corporations

SIDNEY J. SILVER, P.C.                             1100 NEW YORK AVENUE, N.W.                         TELECOPIER NUMBER
ROBERT L. FREEDMAN, P.C.                          WASHINGTON, D.C. 20005-3934                           (202) 682-0354
BARRY P. TAFF, P.C.                                      (202) 414-6100
HOWARD J. ROSS, P.C.                                                                                      OF COUNSEL
DAVID B. MYATT, P.C.                                                                                EARL L. METHENY, P.C.
JAMES S. FLEISCHER, P.C.                                                                               JOHN B. SELMAN*
JEFFREY M. WERTHAN, P.C.                                                                               JAMES W. LANCE*
KIP A. WEISSMAN, P.C.                                                                                  NANCY M. STILES
MARTIN L. MEYROWITZ, P.C.                                                                               SHEILA FOOTER
RICHARD S. GARABEDIAN, P.C.                                                                           ROBERT I. LIPSHER
RICHARD E. BYER, P.C.                                                                                MARTIN J. O'RIORDAN*
CHRISTOPHER R. KELLY, P.C.
DAVE M. MUCHNIKOFF, P.C.                                                                         WRITER'S DIRECT DIAL NUMBER
JANE K. STORERO, P.C.                                  September 7, 1995                                (202) 414-6103
STEVEN M. ABRAMSON, P.C.
BRIAN L. ALPERT, P.C.
GARY A. LAX, P.C.
MARK F. VILARDO
BETH A. FREEDMAN*
ROBERT T. PLESNARSKI*
MICHAEL S. SADOW
G. SCOTT LESMES*
BRIAN S. TAFF
MICHAEL R. CLAMPITT*


*NOT ADMITTED IN D.C.



Charter One Financial, Inc.
1215 Superior Avenue
Cleveland, Ohio 44114

Gentlemen:

          We have acted as your counsel in connection with the Registration Statement on Form S-4 filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed mergers of (i) FirstFed of Michigan Corporation ("FirstFed") with and into Charter One Financial, Inc. ("Charter One") and (ii) First Federal of Michigan ("First Federal") with and into Charter One Bank, F.S.B. (the "Charter Bank"). This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Joint Proxy
Statement/Prospectus included therein and such other documents as we have deemed necessary or appropriate.

          We hereby confirm that the discussion in the Joint Proxy Statement/Prospectus relating to the federal income tax consequences of the mergers to the corporate parties thereto and their stockholders under the caption "Federal Income Tax Consequences of the Merger" is a fair and accurate summary of the matters addressed therein, under current law
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Charter One Financial, Inc.
September 7, 1995
Page 2




and the assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

          We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the caption "Federal Income Tax Consequences of the Merger" in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                             Very truly yours,

                                             /s/ Barry P. Taff

                                             Barry P. Taff, P.C.



BPT/cjm